Exhibit 99.2
     Paul Ciandrini Appointed President Plumtree Software, Inc.;
           John Kunze Continues as Chief Executive Officer


    SAN FRANCISCO--(BUSINESS WIRE)--April 26, 2005--Plumtree Software (Nasdaq:PLUM) today announced that its board of directors has appointed Paul Ciandrini to serve as the company's president and chief operating officer. His new duties are effective immediately. In this role, Mr. Ciandrini will be responsible for all company operations and management. Eric Borrmann, chief financial officer, and Eric Zocher, executive vice president of engineering, will report to Mr. Ciandrini.
    John Kunze continues as chief executive officer and will focus on corporate strategy, external communications and customer relationships.
    Mr. Ciandrini has held the chief operating officer position at Plumtree since March 2004, during which time he implemented new sales methodology, improved the channels program and raised levels of accountability that resulted in positive and consistent growth, including four consecutive quarters of growth in revenues and profits.
    "The Plumtree board promoted Mr. Ciandrini based on his track record to execute and manage Plumtree's operations with the discipline required to sustain growth, meet tactical objectives and strategically shape the company," said Mr. Kunze.
    Mr. Ciandrini said, "It is a great honor and opportunity to lead a thriving technology company that is dedicated to industry thought leadership, technological innovation and cultivating outstanding talent that strives to deliver ongoing value to shareholders. I aim to build on Plumtree's success in the enterprise software industry."

    About Paul Ciandrini

    Paul Ciandrini has been chief operating officer, responsible for worldwide sales, consulting, marketing, product management, channel and business development since March of 2004. Prior to joining Plumtree, Mr. Ciandrini was most recently senior vice president of North American application sales at Oracle. Under Mr. Ciandrini's leadership, Oracle's North American applications sales organization grew its application sales revenue by 43 percent year over year during the last year of his tenure. Prior to his work at Oracle, Mr. Ciandrini managed BearingPoint's (formerly KPMG Consulting) high technology practice and then served as group executive vice president for product services consulting, with responsibilities for over $700 million in annual revenue and a seat on BearingPoint's executive committee. Mr. Ciandrini has also worked as vice president of marketing for Walker Interactive Systems, taking the company through its initial public offering.

    About Plumtree Software

    Plumtree Software is the global pioneer in creating advanced software environments where information resources work together with human ingenuity. Well established as the portal thought leader, Plumtree enables a full, rich suite of applications that coordinate human-managed activities across systems, processes and business boundaries. With the most flexible and open portal system, Plumtree delivers smart solutions throughout the enterprise and beyond. Progressive enterprises large and small, like Airbus, Mazda, Pratt & Whitney and the U.S. Navy depend on Plumtree to help them rapidly harness untapped potential in their business. For more information, visit www.plumtree.com.

    Plumtree is a registered trademark of Plumtree Software, Inc.
and/or its subsidiaries in the U.S. and/or other countries. All other registered and unregistered trademarks in this document are the sole property of their respective owners.

    Safe Harbor Statement and Caution

    This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include: statements regarding our ability to deliver ongoing value to shareholders; our success in the enterprise software industry; and our ability to sustain growth, meet tactical objectives and strategically shape the company. These forward looking statements are subject to numerous risks and uncertainties and actual results may vary materially. We may not deliver ongoing value to shareholders, achieve or sustain future growth, or be able to meet tactical objectives or strategically shape the company. The markets for our products may not continue to grow. Our success depends on, among other factors, continued customer demand and interest in our current and new products; our ability to compete with our larger competitors, in an increasingly competitive and consolidating industry environment, that may have longer operating histories, more established product offerings and greater resources; and our success in building product pipeline, improving sales execution and achieving growth. Other risks and uncertainties include risks associated with an uncertain general economic environment; adverse conditions in worldwide IT spending trends; failure to expand our customer base; the impact of increasing competition; the length and complexity of Plumtree's sales cycle; the success of major version releases, new platforms, applications and tools; the ability of our customers to deploy our products successfully and their willingness to act as references; changes in the needs and priorities of existing and potential customers; failure to manage technological change; our ability to expand into and within global markets; our ability to manage costs; our ability to provide a return on investment to our customers; the impact of geopolitical conflicts and events; and those other risks and uncertainties contained in the Company's most recent Annual Report filed with the Securities and Exchange Commission ("SEC") on Form 10-K, and all subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. Past performance is not indicative of future results. We cannot guarantee any future operating results, activity, performance or achievement.


    CONTACT: Plumtree Software
             Marissa Lee, 415-399-7109
             Marissa.Lee@plumtree.com